Exhibit 23.1

CONSENT OF COUNSEL

We hereby consent to the reference to us in the prospectus constituting part of this Registration Statement on Form S-3, under the captions “Material U.S. Federal Income Tax Considerations” and “Legal Matters.”

New York, New York	/s/ Sidley Austin LLP
November 8, 2010	Sidley Austin LLP